UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
February 15, 2006
Date of Report (Date of earliest event reported)
SOVEREIGN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-16581 (Commission File Number)	23-2453088 (IRS Employer Ident. No.)

1500 Market Street, Philadelphia, Pennsylvania (Address of principal executive offices)	19102 (Zip Code)
(215) 557-4630
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.
2005 CEO Annual Bonus and Long-Term Incentive Awards
     On February 15, 2006, the Compensation Committee (the “Committee”) of the Board of Directors viewed Sovereign’s financial performance for 2005 against targets which included operating/cash earnings goals it had established in early 2005. These targets and goals were in excess of analyst estimates for 2005. After review, the Committee determined that Sovereign did not achieve the quantitative performance targets set by the Committee for 2005 for payment of cash bonuses under Sovereign’s incentive plans, and as a result no cash bonus was paid to Mr. Sidhu for 2005. In light of Mr. Sidhu’s significant contributions to Sovereign during 2005, however, including the substantial efforts of Mr. Sidhu in connection with Sovereign’s pending transactions with Banco Santander Central Hispano, S.A. and Independence Community Bank Corp., as well as external factors adversely affecting Sovereign during the year, including the interest rate environment and the defense of the company and the Santander and Independence transactions against Relational Investors LLC, the Committee determined that Mr. Sidhu should receive a stock-based incentive compensation award subject to restrictions. Accordingly, the Committee exercised the discretion reserved to it, and approved the award to Mr. Sidhu of 78,051 shares of restricted stock under Sovereign’s existing equity compensation plans previously approved by shareholders. Of the total restricted stock award, 52,034 shares are subject to a five-year-cliff vesting schedule and 26,017 shares are subject to a three-year vesting schedule, with one-third of the shares vesting on each anniversary of the award date.
     The Committee also approved an annual award of long-term equity incentive compensation to Mr. Sidhu. The Committee awarded Mr. Sidhu 87,463 non-qualified options to purchase Sovereign common stock and 9,250 shares of restricted stock. These awards were made under Sovereign’s existing equity compensation plans previously approved by shareholders. These options and restricted stock awards are all subject to a five-year-cliff vesting schedule. In light of Mr. Sidhu’s views on Sovereign and the potential for stock price appreciation as expressed to the Committee, the Committee determined that such awards will vest only in the event that, during the 10-year term of the awards, Sovereign’s operating/cash earnings per share equal or exceed $2.84 in a fiscal year (the “EPS Criteria”) or Sovereign common stock closes at or above $40 per share for 20 consecutive trading days (the “Trading Price Criteria”). In addition, the options and restricted stock awards will not vest unless Sovereign Bank is “well capitalized” and has a Tier 1 leverage ratio of 6% or higher (as those terms are defined under applicable Office of Thrift Supervision regulations on February 15, 2006) on the later of the date that the EPS Criteria or the Trading Price Criteria is achieved or the five year cliff vesting requirement is satisfied.
     On February 15, 2006, 150,000 shares of restricted stock which had been previously awarded to Mr. Sidhu subject to specified performance criteria were cancelled because not all of the performance criteria attached to this long-term incentive award were, in fact, achieved during the five-year performance cycle.
2006 CEO Annual Performance Goals for Bonus
     On February 15, 2006, the Committee established potential cash bonus amounts and related performance criteria under Sovereign’s regular annual CEO incentive-based program for 2006. The target total cash bonus under this annual program is based on attainment of performance criteria for 2006 relating to Sovereign’s operating/cash earnings and asset quality, as well as Sovereign’s progress, as evaluated by the Committee, with respect to Sovereign’s other critical success factors, which include increases in net interest margin in line with Sovereign’s interest rate risk management philosophy, revenue growth in excess of expense growth, development of personnel, and continuous improvement in sales and customer service.
     The terms of the CEO’s total cash bonus award for 2006 under this regular, annual program require that, if the performance criteria are achieved, the CEO must defer 50% of this award pursuant to the terms of the Bonus Deferral Program. Under the terms of the Bonus Deferral Program, Sovereign will make a 100% matching contribution to this deferral amount. Both the deferral and match amounts are subject to a five-year cliff-vesting schedule until vested. Both the deferral and the match are invested in Sovereign common stock.
     If the performance criteria in the judgment of the Committee are not satisfied, the Committee may, in its discretion, determine whether the CEO will be paid a bonus or other incentive compensation. In exercising this discretion, the Committee will analyze the facts and circumstances to determine the amount and form of such bonus or incentive compensation, if any.
2005 Bonuses and Long-Term Incentive for Certain Executive Officers
     On February 15, 2006, the Committee recommended, and the Board approved, the payment of bonuses to certain employees of Sovereign (other than the CEO) under the Sovereign Bancorp, Inc. Leaders Incentive Plan (the “2005 LIP”). The 2005 LIP covers a large number of Sovereign team members in addition to executive officers. The Committee determined that Sovereign did not achieve all of the performance targets for 2005 for payout under the 2005 LIP. The performance criteria consisted of (i) a corporate performance factor, which was based upon earnings per share goals set by the Committee and (ii) an individual performance factor, which, among other things, was determined for each participant in accordance with guidelines set forth in Sovereign’s Performance Management Program. After consideration of all relevant facts and circumstances, including the external factors discussed above, the Committee determined that Sovereign should recognize its team members for their significant contributions in 2005 notwithstanding the failure to meet all of the performance targets. The Committee exercised its discretion under the 2005 LIP to award each eligible team member, including executive officers, in the form of restricted stock a portion of the cash bonus that would otherwise have been payable. The Committee also determined that Sovereign would not make awards of the restricted stock component of the 2005 LIP.
     The Committee awarded Messrs. Campanelli, Lynch, and McCollom bonuses under the 2005 LIP of $375,000, $375,000, and $262,500, respectively. Sovereign paid these awards in restricted stock with 67% of the award subject to a five-year cliff vesting schedule and 33% of the award subject to a three-year vesting schedule, with one-third of the shares vesting on each anniversary of the award date. In addition, the Committee awarded Mr. Thompson a bonus under the 2005 LIP of $250,000. Sovereign paid Mr. Thompson’s award in restricted stock with 50% of the award subject to a five-year-cliff vesting schedule and 50% of the award subject to a three-year vesting schedule, with one-third of the shares vesting on each anniversary of the award date. The number of shares of restricted stock awarded was based on the closing price of Sovereign common stock on December 31, 2005, of $21.62. No cash bonus was paid to any executive officer under the 2005 LIP.
     The Committee also approved the payment of a long-term incentive award to certain executive officers. The Committee granted each of Messrs. Campanelli, Lynch, and McCollom 32,069 options and awarded 10,175 shares of restricted stock to Mr. Thompson based on the prior election of each officer between options, restricted stock, or a mix of options and restricted stock. The options and restricted stock awards are each subject to a five-year-cliff vesting schedule and will vest only if Sovereign Bank is “well capitalized” and has a Tier 1 leverage ratio of 6% of higher (the “OTS Criteria”) (as those terms are defined under applicable Office of Thrift Supervision regulations on February 15, 2006) on the later of the date that the OTS Criteria is achieved or the five-year cliff vesting requirement is satisfied.
Leaders Incentive Plan for 2006
     On February 15, 2006, the Board adopted the Sovereign Bancorp, Inc. Leaders Incentive Plan for 2006 (the “2006 LIP”) setting forth certain performance criteria under which Sovereign will base potential awards to certain Sovereign employees (but not the CEO) in 2006. These performance criteria consist of (i) a corporate performance factor, which is based upon earnings per share goals set by the Committee and (ii) an individual performance factor, which, among other things, is determined for each participant in accordance with guidelines set forth in the Company’s Performance Management Program.
     The Committee may, in circumstances it deems appropriate, waive strict application of any provision of the 2006 LIP, including eligibility for participation.
     A copy of the 2006 LIP is filed as an exhibit to this Form 8-K.
Base Salary Increases
     On February 16, 2006, the Committee increased the base salaries of each of Messrs. Campanelli, Lynch, McCollom, and Thompson to $525,000, effective April 1, 2006. Mr. Sidhu’s salary will remain at $800,000 in 2006.

Item 9.01	Financial Statements and Exhibits.
(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) Exhibits. The following exhibit is filed herewith:

10.1	Sovereign Bancorp, Inc. 2006 Leaders Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.
Dated: February 22, 2006	By:	/s/ Stacey V. Weikel
Stacey V. Weikel
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Sovereign Bancorp, Inc. 2006 Leaders Incentive Plan

3